                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                       OF

                         GLOBAL MOTORSPORT GROUP, INC.

                                       TO

                             GMG ACQUISITION CORP.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF
                          STONINGTON ACQUISITION CORP.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates ("Share
Certificates") representing shares of Common Stock, par value $.001 per share
(the "Shares"), of Global Motorsport Group, Inc., a Delaware corporation (the
"Company"), and the associated Rights (as defined in the Offer to Purchase) are not immediately available, if time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
           BY HAND:                        BY MAIL:                 BY OVERNIGHT CARRIER:
   ChaseMellon Shareholder         ChaseMellon Shareholder         ChaseMellon Shareholder
       Services, L.L.C.                Services, L.L.C.                Services, L.L.C.
  120 Broadway-13(th) Floor          Post Office Box 3301             85 Challenger Road
      New York, NY 10271          South Hackensack, NJ 07606      Ridgefield Park, NJ 07660

                                    FACSIMILE FOR ELIGIBLE
                                        INSTITUTIONS:
                                        (201) 296-4293

                                     TO CONFIRM FAX ONLY:
                                        (201) 296-4860

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to GMG Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect, wholly-owned subsidiary of Stonington Acquisition Corp., a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November
16, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal
(which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares (including the associated preferred share purchase rights) indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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
Number of Shares:                              Name(s) of Record Holder(s):

--------------------------------------------   --------------------------------------------

--------------------------------------------   --------------------------------------------
                                                              (Please Print)

Certificate Nos. (if available):               Address(es):
                                               --------------------------------------------

--------------------------------------------   --------------------------------------------
                                                                (Zip Code)

Check box if Shares will be tendered by book-
entry transfer (including through DTC's        Area Code and Tel. No.:
ATOP):                                         --------------------------------------------

/ / The Depository Trust Company               Signature(s):
                                               --------------------------------------------

                                               --------------------------------------------

Account Number:                                Dated:-------------------------------, 199--
--------------------------------------------
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry
Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three trading days after the date of execution of this Notice of Guaranteed Delivery. A "trading day" is any day on which The Nasdaq National Market is open for business.

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
-------------------------------------------------------   -------------------------------------------------------
                      NAME OF FIRM                                          AUTHORIZED SIGNATURE

-------------------------------------------------------   -------------------------------------------------------
                        ADDRESS                                                    TITLE

-------------------------------------------------------
                        ZIP CODE                          Name: --------------------------------------------
                                                                                PLEASE PRINT

Area Code and Tel. No.: -------------------------------   Dated: ------------------------------------, 199--

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.